Exhibit 99.(n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights”, "Independent Registered Public Accounting Firm; Legal Counsel" and "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Registered Public Accounting Firm; Legal Counsel" and “Financial Statements” in the Statement of Additional Information, each dated July 31, 2025, and each included in this Post-Effective Amendment No. 2 to the Registration Statement (Form N-2, File No. 333-270842) of First Trust Hedged Strategies Fund (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated May 30, 2025, with respect to the financial statements and financial highlights of First Trust Hedged Strategies Fund included in the Annual Report (Form N-CSR) for the year ended March 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

July 28, 2025